UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 11, 2019

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2019, Leo S. Horey, Chief Administrative Officer, informed the Company of his intent to retire on or about January 1, 2020 (the “Retirement Date”).  In his role as Chief Administrative Officer, Mr. Horey has leadership responsibility for, among other matters, information services, revenue management, data analytics, human resources, strategic initiatives and retail leasing. In connection with his retirement, Mr. Horey’s leadership responsibilities will transition to other executive officers, primarily Sean J. Breslin, Chief Operating Officer, and Matthew H. Birenbaum, Chief Investment Officer.  The Company does not intend at this time to promote or recruit for a replacement for Mr. Horey’s role.

Mr. Horey has been with the Company for nearly 30 years and, upon execution of a retirement agreement (which is expected), he will qualify for the following benefits by reason of a departure due to retirement:

a.              Unvested restricted stock awards held by Mr. Horey on the Retirement Date will vest on the 30th day thereafter.

b.              A pro rata portion (representing the portion of the performance period for which Mr. Horey was employed) of the performance units awarded to Mr. Horey with respect to the 2018-2020 performance period (66.7% of the units) and 2019-2021 performance period (33.4% of the units) will vest.  Each such unit, to the extent corporate performance metrics are later achieved over the entire applicable performance period, will be settled in accordance with its terms following the end of the performance period.

c.               In respect of 2019 service, Mr. Horey will be paid, in cash and subject to tax withholding, his annual cash bonus and the value of his annual restricted stock bonus, based on actual results approved in the ordinary course in early 2020, provided that such bonus payments shall be paid no later than March 15, 2020.  As Mr. Horey will have served for the entirety of the 2017-2019 performance period, the performance units he was awarded in respect of that period will be settled no later than March 15, 2020 in fully vested shares of AvalonBay common stock to the extent earned, as determined in early 2020.

The retirement agreement that Mr. Horey is expected to sign will contain a general release and various other terms in favor of the Company as typically appear in the Company’s standard retirement agreements with officers and associates (e.g., confidentiality, return of property, cooperation on litigation matters that may arise).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: July 11, 2019	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer